TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into effective as of October 31, 2006, by and between U.S. ENERGY CORP, a Wyoming corporation (the “Company”), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”), and NEWBRIDGE SECURITIES CORPORATION (“Newbridge”).

Recitals:

WHEREAS, the Company:

(A)          entered into with the Investor (i) a Standby Equity Distribution Agreement (the “SEDA”); (ii) an Amendment to the SEDA (dated May 15, 2006), a First Amendment to the SEDA (dated May 31, 2006); and a Second Amendment to the SEDA (dated June 5, 2006), collectively the “SEDA Amendments”); and (iii) a Registration Rights Agreement (dated May 5, 2006), and Amendment Number 1 to the Registration Rights Agreement (dated September 5, 2006) (collectively, the “Registration Rights Agreement” including the Amendment);

(B)           issued to the Investor (i) an Amended and Restated Warrant to purchase 100,000 shares of the Company’s common stock (dated June 5, 2006, the “Warrant”); and (ii) the Investor’s Shares (as defined in the SEDA); and

(C)          entered into a Placement Agent Agreement with Newbridge (dated May 5, 2006, the “Placement Agent Agreement) and issued the Placement Agent’s Shares (as defined in the Placement Agent Agreement) to Newbridge.

NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the SEDA, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Termination. Each of the parties to this Agreement hereby terminate, as applicable, the SEDA, the Registration Rights Agreement, and the Placement Agent Agreement, and all of the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to any of such documents.

2.
Fees. The Investor shall retain any and all fees, including without limitation the Investor’s Shares and the Structuring Fees and the Warrant. The Placement agent shall retain the Placement Agent Shares.

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IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark A. Angelo
Name: Mark A. Angelo
Title: Portfolio Manager

U.S. Energy Corp.

By: /s/ Mark J. Larsen
Name: Mark J. Larsen
Title: President

Newbridge Securities Corporation

By: /s/ Guy S. Amico
Name: Guy S. Amico
Title: President